EXHIBIT 10.1

COMMON GROUND MK SDN BI-ID 11547951.D} Level 13A, Wilma Mont Kiara, 1 Man Kiara. Mont Kiara, 50480 Kuala Lumpur, Malaysia. Membership Agreement Date: 18 Nov 2017 The Space Detail Member's Detail Company Name & Address: Company Name: VRDT Holdings Inc Common Ground MK Sdn Blid (1247931-0) Level 13A, Wisma Mont Kiara, Company Registration Number: C4078204 1 Jahn Kiara, Mont Kiara, 50480, Kuala Lumpur Name: Rajiv ail Pushpa nath an Email: admin@commongrourd.work Title: Administrator Account Name: Common Ground MK Sdn Bhd NRIC/Passporti 860104-02-5529 Account Number: 8008950663 Email: raieef@vrdtholdings.com Bank Name: CIMB Bank Berhad Mobile: 0122434185 Bank Address: Solaris Mont !Vara, Kuala Lumpur Registered Address: 8383 Wilshlre Blvd, Suite 800, Swift Code: CIBBMYKL Beverly Hills, CA90211 USA Membership Packages (Office Internal Use) service Provision I Start Date: 20 Nov 2017 LEnd Date: I 30 Nov 2018 Office Number Number of Desks Monthly Membership Fees M 17 5 Ran 3,995.00 Total per month RM 3,995.00 Initial Payment First month fees {plus 6% GST) RM 1,552.72 Deposit + Access card deposit RM 8,240.00 Total initial Payment RM 9,792.72 Additional Services & Requirements Special rate of RM 3,995,00 per month for private office M17 at Common Ground Mont flare for 12 months Complimentary 12 hours meeting room usage per month Complimentary 500 pages b/w printing per month ACKNOWLEDGMENT This Agreement is made between Common Ground MK Sdn S hd (the "Space") and VRDT Holdings Inc `the "Member"). The Member confirms that it has read and understood the Term & Conditions as set out in the following pages; and the Parties agree that they will be bound by all obligations set out herein. For & On Behalf of The Space* For & On Behalf of Member Name: Yvonne Lee Name: Rajiv a/I Pushpanat ha n Title: Head of Sates Title: Administrator Signature & Company Sta • • Signature & Company Stamp: 1111bori 411111 11111 w• *Please submit this agreement with required documents attached: 1) Company Registration Certificate (SSM) 2) Photo copy of Company Director or Member's NR1C/Passport (Front & Back)

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COMMON GROUND MK SDN BHD 15247931-D) Level 13A, Wisma Mont Kiara, 1 Jalan Kiara, Mont Kiara, 50480 Kuala Lumpur, Malaysia. Terms & Condition HOT DESK, FIXED DESK AND PRIVATE OFFICE The Member is here forth deemed as the party that will occupy the property. The Space is here forth deemed as Common Ground. PAYMENT & MEMBERSHIP The Member must pay to The Space an Initial start-up fee before the Membership start date, comprising of:- • The first month's payment of the Membership fee • A deposit amounting to one (1) month of the Membership Fee for the Hot Desk and; two (2) month of the membership Fee for Fixed Desk and Private Office package. The Member must pay the Space without demand the Membership Fee in advance on the first day of each month, the first payment (or a due proportion of it apportioned one day-to-day basis) to be made on or before the commencement date of the Membership Period and each subsequent payment to be made on the first day of every succeeding month. Where the member subscribes to any services provided by the space, the Member will be charged service charges on a Pay-as-You-Use basis and the Space will Issue to the Member an invoice In respect of the amount charged. General Add-On Services price lists are readily available at Reception for members to refer before subscribing. For the avoidance of doubt, all invoices are to be settled promptly within 14 days from the date of the invoice. The Member Is not permitted to deduct, contra or set-off any outstanding sums due and owing by the Space to the Member against the invoice amounts, Services will not be provided if the subscribed service is more than 50% of the Member's deposit with the Space. The Member must pay to the Space promptly as and when due, without demand, deduction, set-off, or counterclaim, all sums due and payable by the Member to the Space under this Agreement. The Member must not exercise any right or claim to withhold the membership fee Of any right or claim to legal or equitable set-off. For the avoidance of doubt, any sums due and owing under this Agreement by the Member to the Space are to be paid by the Member in full, net of any bank charges, taxes, administrative charges and foreign exchange ("FX") expensed. Acceptable forms of payment Include cheques and bank transfers. All payments must be made In Malaysian Ringgit. All security deposits are only accepted in cheque. All sums owed by the Member to the Space will Incur a daily late fee of 2% of the outstanding amount or deduction from deposit until the sum is paid or accepted by the Space. Nothing in this clause entitles the Member to withhold or delay any payment or affect the rights of the Space in relation to non-payment. Sums paid via cheque are not considered paid, until cleared by the issuing bank and received by the recipient bank (Common Ground account). In the event that the Member does not pay the total amount as stated on the Invoice to the Space by the due date, the Space shall be entitled to the following: • The Space will limit the Member from entering to the property within 14 (fourteen) days from the invoice due date. • Withdraw and stop all services provided by the Space choice including, but not limited to telephone and Internet services. • Enter the Unit and change the lock without prior notice. • Claim all costs associated with recovering all monies owed to the Space from the Member. • Register the company name and its Directors with credit rating agencies and the Malaysian government if monies remain outstanding for more than 30 days. • Claim all outstanding Invoices and the cost of recouping those monies against the signing party and directors of the company. Upon check In, all Members will have to furnish a copy of: • NRIC or Passport • Business Registration • Signed Copy of Membership Agreement and Terms & Conditions Signature

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C DEPOSIT COMMON GROUND MK SON BHD (1247931.0) Level 13A, Wisma Mont Kiara, 1 JaIan Kiara, Mont Kiara, 50480 Kuala Lumpur, Malaysia. If the Member has fulfilled all Its obligations as specified under this Agreement, the Space undertakes to return the deposit to the Member (subject to the deduction of the sum expended to rectify any damage caused by the Member to the Property and/or any sum expended to restore the Property to Its Original Condition) within thirty (30) days. There is strictly no refund of security deposit in the event of early termination or non-fulfillment of Membership Agreement. The Member is not allowed to set off any sums owed under the Membership Fee, the Service Charges or any other turn payable under this Agreement against the Deposit. The Space reserves the right to set off the Member's unpaid expenses in computing the amount of Deposit to be refunded. A Statement of Accounts will be provided upon refund. A refund of the Deposit shall only be made in favour of the Member's registered company or Member's name in this Agreement. All refunds of deposit will be issued via wire transfer or cheque. If the cost of the monthly services provided to the Member by the Space from time to time exceeds 50% of the Deposit, services shall Immediately cease, until the balance Is cleared by the Member. If within thirty (30) days, the Member has not deregistered their usage of Common Ground's address for company registration and/or listings, the Space reserves the right to forfeit the security deposit add claim other costs associated with deregistration of the Member's use of Common Ground's address. TERMINATION/RENEWAL Upon expiry/termination, the Space shall be entitled (but not obliged) to retain any furniture, personal effects or other belongings of the Client until all arrears owed to the Space have been paid or other loss made good and in the event of non-payment within 14 days the Space shall be entitled to dispose of any goods retained in settlement of any arrears and any costs of disposal. The Property must be vacated by 5.00pm on the date of termination of the Agreement or the last day of the Membership Period, as applicable in the same condition as It was found at the beginning of the Term. Where the Property is not returned In the same condition, the Space shall organize to repair the Property at the Member's cost to the same condition as at the Commencement Date of the Membership. The Space does not accept any responsibility for any item of furniture, personal effects or other belongings left in the Property and have the right to dispose of such property, the costs of such disposal being the responsibility of the Member. On or before the expiry of this Membership the Member must return to the Space all keys and other means of access to the Property and the Centre and whenever any key or other means of access Is lost to report such loss forthwith to the Space and to pay on demand the cost of replacing such key or other means of access and the cost of replacing any lock changed by the Space. The cost per an access card is RM 100 and the cost per a key Is RM 100. Any loss of key will require replacement of all Issued keys for the client at a cost of RM 100 per key. This will include the cost of replacing the lock. The Space shall have the right to terminate this agreement without notice with forfeiture of the security deposit if the Member: • Breaches the national or local laws in which the center is located, in which The Space has reasons to believe Member has breached the best practice and the code of ethic principal; deliberately jeopardize public laws and order. • If the Member is declared bankrupt, is wound up or put under receivership. Where parties wish to renew this Agreement, the renewed membership must be signed not less than one (1) month before the expiry date of the Membership Period. If either party does not give notice for termination of this agreement in writing by the notice period, the Membership shall automatically renew at prevailing list price for 3 months. Signature

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COMMON GROUND MK SON BHD (5247935.0) Level 13A, Wisma Mont Kiara, 1 Jalan Kiara, Mont Kiara, 50480 Kuala Lumpur, Malaysia. The Member will be released from their obligations under this Membership and allowed to terminate prior to the end date of the Membership subject to the Member paying the Space the full membership fee for the unexpired term together with all other outstanding Invoices. Upon settlement for these terms, the deposit will be subsequently refunded to the Member within sixty (60) days (subject to the deduction of the sum expended to rectify any damage caused by the Member to the Licensed Area and/or any sum expended to restore the Licensed Area to its Original Condition). OBLIGATIONS OF THE MEMBER The Member may only use the accommodations for office purposes. Use of licensed area for "retail", "medical", "residential", or "industrial" usage is strictly prohibited. The Member may only conduct business In the centre utilizing the name provided to Common Ground upon registration, and other uses must be approved with Common Ground prior written consent. The Member will not place anything In or cause obstruction of the Common Area. The Member agrees to immediately give to the Space a copy of any notice or order from any government authority which relates to the Property; and/or notice of any defect in the Property which may give rise to a liability or duty on the Space. The Member agrees not to (without the prior written consent of the Space (i) make any alterations or additions to or affecting the structure of the Property; (ii) carry out works involving the hacking of the floors or the structural column and beams of the Property; (iii) install and/or add any additional furniture, fixture and/or fittings in the Property; (iv) exhibit and/or display an and/or or affix, inter ails, fixture and/or fittings to the interior or exterior of the office space or anywhere in the premises; (v) make any alterations to the furniture, partitions and/existing furnishings; and/or (vi) damage the furniture, partitions and/existing furnishings. The approved alterations and additions must be carried out by the Member at its own cost and expense. The Member agrees to keep the Space clean and tidy; keep the Space, including all fixtures and fittings in It in good and tenantable repair and condition; and immediately make good, to the reasonable satisfaction of the Space, any damage caused to the Space (including the Space's fixtures and fittings in It) or any other parts of the premises by the Member, Its employees, agents, Independent contractors or any permitted occupier. To keep the Space including its fixtures, fittings, Installations and appliances in a safe condition by adopting all necessary measures to prevent an outbreak of fire in or at the Property, and to this end, the Member must comply with all requirements of the Space, the Fire Safety Bureau and/or other relevant body or authority. The Space reserves the right to ask for the removal of any equipment that the Space considers a safety hazard. The Member agrees not to affix or display at the Property or any part of the premises, any name, sign, notice, placard, poster, banner or advertisement, except with the prior written consent of the Space and in a style and manner and at a location previously approved by the Space. If the Member displays any name, sign, notice, placard, poster, banner or advertisements in default of this clause, the Member must remove them immediately on demand, failing which the Space may do so and the Member shall bear the Space's costs and expenses of doing so. In the event the Member changes its name, the Member shall provide the Space with written notification within 14 days of the said name change along with supporting documents. Signature

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COMMON GROUND MK SDN BHD (1247931-D) Level 13A, Wisma Mont Kiara, 1 Jalan Kiara, Mont Kiara, 50480 Kuala Lumpur, Malaysia. The Member agrees not to download any movies and/or any video clips from, unauthorized websites via the Space's shared Internet server. The Member reserves the right to cap bandwidth in cases of abnormal bandwidth usage. The Member must promptly comply, at its cost and expense, with the law and all requirements of the relevant authority in force at the moment relating to the Space, the use or occupation of the Space, anything done in the Property by the Member, and anything In the Space. The term law" referred to herein Includes any present or future requirement of the statute (Including subsidiary legislation) or common law (if applicable). The Member agrees to follow all "house rules". A copy of the house rules may be requested at any time from the Space. The Member will maintain updated anti-virus programs installed in the Member's computer(s) before using the Space's line(s) to connect to the internet. The Member shall compensate and indemnify the Space for the cost of rectification and repair if the system is disrupted due to corruption caused by a virus in the Member's system(s). The Space reserves its right to disconnect the Member's line(s) if the Member does not take steps to protect Its computer(s) from such virus. LIABILITIES Except in cases of gross negligence or purposeful misrepresentation by the Space, the Member will indemnify the Space against all claims, demands, actions, proceedings, judgments, damages, losses, costs arid expenses of any nature which the Space may suffer or incur for death, injury ,loss and/or damage caused, directly or Indirectly, by:-any occurrences fn the Property or the use or occupation of the Property by the Member or by any of the Member's employees, independent contractors, agents or any permitted occupier. The Space is not liable to the Member and the Member must not claim against the Space for any death, Injury, loss or damage (including Indirect, consequential and special losses) which the Member may suffer in respect of any of the following (whether caused by negligence or other causes):- • any failure or inability of or delay by the Space to provide, or any interruption in, or inadequate supply of, any of the utilities, air- conditioning service, lift services or lighting to the Property; or • any failure or inability of or delay by the Space to grant access to the Property and/or the premises and/or to the use of the Space's comprehensive office services as set out in Clause 2 above and in the General Offices Service; or leakage or defect in the piping, wiring and sprinkler system or defect In the structure of the premises; or • any act, omission or negligence of any contractor approved by the Space under this Agreement, and such contractor appointed by the Space wit not be treated as an employee or agent of the Space; or any loss of confidential information and/or loss of confidentiality brought about by the entry of unauthorized persons into the Property and/or premises; or Death, injury, loss, or damage caused by other persons In the Property and/or the premises. • Any loss of confidential information and/or loss of confidential brought about by the entry of unauthorized persons Into the Property and/or premises; or Death, Injury, loss or damage caused by other persons In the Property and/or the premises. • For the avoidance of doubt, "injury, loss and damage" as set out in the above clause above includes, but is not limited to any loss of business, loss of profits, loss of anticipated saving, loss of data, third party claims or any consequential loss. All items stored within Common Ground are at the risk of the Member. The Member shall make no claims to the Space of such items for whatever reason. Except in cases of gross negligence or purposeful misrepresentation by the Space, the Space is not responsible to the Member or to its employees, independent contractors, agents or permitted occupier not to any other persons for any death, injury, loss or damage sustained or originating from the Property and/or the business centre and/or the premises directly or indirectly caused by, resulting from or in connection with any act, omission or negligence of the Space or Its employees, agents or independent contractors. The Space's consent to or waiver of any default by the Member of its obligations In this Agreement is only eff ctive Is in writing. Such written consent or waiver by the Space must not be taken as a consent or waiver to another default by the Member f thes ogligation, or a default by the Member of another obligation In this Agreement. Signature

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COMMON GROUND MK SDN BHD (1247931-DJ Level 13A, Wisma Mont Kiara, 1 Jalan Kiara, Mont Kiara, 50460 Kuala Lumpur, Malaysia. GENERAL TERMS This agreement is considered the equivalent of an agreement for accommodation(s) in a hotel. Every aspect of Common Ground will remain under the full control and possession of the Space. By signing this agreement and membership agreement, the Member accepts that there is no creation of tenancy interest, leasehold Interest, or other real estate property interest the property. The client is given a membership to use the property for a specified period as stated herein. This Agreement supersedes any prior agreement between the Parties and embodies the entire agreement between the Parties. This Agreement may not be modified, changed or altered in any way except as agreed in writing and endorsed by both Parties. The Illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction will not affect the legality, validity or enforceability of (I) that provision under the law of any other jurisdiction; or (ill any of the other provisions in this Agreement. This Agreement is governed by Federation of Malaysia law. The Parties agree to submit to the jurisdiction of the courts of the Federation of Malaysia in cases of dispute. By signing this Agreement, The Member confirm that they have read and agreed to all the terms and conditions set out above. Name: TA, a4 pusAtanafkaa) Signature: Company Stamp: Date: .20/11/7

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Regus" Online Virtual Office Agreement Agreement Date : November 8, 2017 Business Center Details CA, Beverly Hills - 8383 Wilshire Address 0303 Wilshire Blvd . Suite 800 Beverly Hills California 90211 United States of America Confirmation No 8227493 Client Details Company Name VRDTHOLDINGS INC Contact Name Danial Abdullah Address No 1-1 Jalan 10F Taman Equine Seri Kembangan Selangor 43300 Malaysia Virtual Office Payment Details (exc. tax and exc. services) Virtual Office Type : Standard Virtual Office Initial Payment : First month's fee : $ 144.27 One Time Registration Fee : $ 0 00 Service Retainer : $ 206.10 Total Initial Payment : $ 350.37 Monthly Payment : Total Monthly Payment : $ 206.10 Service Provision : Start Date November 10,2017 End Date November 30,2018 All agreements end on the last calendar day of the month. Comments Additional Discount- Total Savings of $ 290 83 Customer will receive the discounted monthly fee for the initial term. Terms and Conditions We are Regus Management Group. LLC, the "Provider" This Agreement incorporates our terms of business set out on the attached Terms and Conditions and House Rules which you confirm you have read and understood. We both agree to comply with those terms and our obligations as set out in them. This agreement is binding from the agreement date and may not be terminated once it is made, except in accordance with its terms. Note that the Agreement does not come to an end automatically. See "Cancellation" section of your terms and conditions ADREEMENTTO ARBITRATE, CLASS ACTION WAIVER. Any dispute or claim relating in any way to this agreement shall be resolved by binding arbitration administered by the American Arbitration Association in accord with its Commercial Arbitration Rules (available at iinivwv adr orgy, except that you or the Provider may assert claims in small claims court and the Client and the Provider may pursue court actions to remove you. or prevent your removal, from the Center if you do not leave when this agreement terminates The arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this agreement. The arbitrator shall not conduct arbitration as a class or representative action. The Client and the Provider acknowledge that this agreement is a transaction in interstate commerce governed by the Federal Arbitration Act. The Client and the Provider agree to waive any right to pursue any dispute relating to this agreement in any class, private attorney general. or other representative action . F I accept the terms and conditions j fr- Download the terms and conditions Confirm by typing your name in the box below Name: danial on behalf of VROTHOLDINGS INC I confirm these details are correct to the best of my knowledge Payment Details Download the house rules Signed on November 10, 2017 Card Type : Visa 71 authorise the Provider to debit my credit card for the total initial payment above Name on Card : danial plus applicable TAXNAT and for all future charges incurred thereafter, unless Card Number :"' '****'" 4904 another form of payment is provided . Expiry Date: 11 20 This website is secure. Your personal details are protected at all times . Print Agreement If you need assistance call our Helpline on +1-855-400-3575 Regus- Copyright ©Reg. Group Companies 2009 All rights reserved. Reproduction in whole or in part in any form or medium without express written permission of Regus plc is Prohibited .

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1. Product Definition 1.1 Mailbox Plus: Entitles the Client to receive mail at the Provider Center specified in this Agreement ("designated Center"). The Client may use the address of the designated Center for business correspondence subject to exception in certain locations. 1.2 Telephone Answering: Entitles the Client to a local telephone number determined by the Provider in the designated Center, personalized call answering service during normal business hours, and after business hours and weekend voicem ail access. 1.3 Virtual Office and Virtual Office Plus: Includes all services detailed in sections 1.1 and 1.2. In addition the Client is entitled to receive faxes at the designated Center. Due to postal requirements, in the United States only, the Virtual Office product provides 2 days of private office usage per month at the designated Center and a lobby directory listing, subject to availability. Globally, the Virtual Office Plus product provides 5 days of private office usage per month at the designated Center, subject to availability. 2. This Agreement 2.1 Comply with House Rules: The Client must comply with any House Rules which the Provider imposes generally on users of the designated Center. Such rules are developed and/or imposed to protect Client's use of the designated Center for work. The House Rules vary from country to country and from Center to Center and these can be requested locally. 2.2 AUTOMATIC RENEWAL: THIS AGREEMENT LASTS FOR THE PERIOD STATED IN IT AND THEN WILL BE EXTENDED AUTOMATICALLY FOR SUCCESSIVE PERIODS EQUAL TO THE CURRENT TERM BUT NO LESS THAN 3 MONTHS (UNLESS LEGAL RENEWAL TERM LIMITS APPLY) UNTIL BROUGHT TO AN END BY THE CLIENT OR BY THE PROVIDER PERSUANT TO SECTION 2.3. ALL PERIODS SHALL RUN TO THE LAST DAY OF THE MONTH IN WHICH THEY WOULD OTHERWISE EXPIRE. THE FEES ON ANY RENEWAL WILL BE AT THE THEN PREVAILING MARKET RATE. THIS CLAUSE DOES NOT APPLY TO MONTH TO MONTH AGREEMENTS 2.3 CANCELLATION: EITHER THE PROVIDER OR THE CLIENT CAN TERMINATE THIS AGREEMENT AT THE END DATE STATED IN IT, OR AT THE END OF ANY EXTENSION OR RENEWAL PERIOD, BY GIVING AT LEAST THREE MONTHS WRITTEN NOTICE TO THE OTHER. HOWEVER, IF THIS AGREEMENT, EXTENSION OR RENEWAL IS FOR THREE MONTHS OR LESS AND EITHER THE PROVIDER OR THE CLIENT WISHES TO TERMINATE IT, THE NOTICE PERIOD IS TWO MONTHS IF THIS AGREEMENT, EXTENSION OR RENEWAL IS FOR TWO MONTHS OR LESS, NOTICE MUST BE GIVEN WITHIN ONE WEEK OF THE START DATE OF THE CURRENT TERM.IF THE CLIENT IS ON A MONTH TO MONTH AGREEMENT EITHER PARTY MAY TERMINATE THIS AGREEMENT BY GIVING NO LESS THAN ONE MONTHS' NOTICE TO THE OTHER (EFFECTIVE FROM THE START OF ANY CALENDAR MONTH). 2.4. Ending this Agreement immediately: To the maximum extent permitted by applicable law, the Provider may put an end to this Agreement immediately by giving the Client notice and without need to follow any additional procedure if (a) the Client becomes insolvent, bankrupt, goes into liquidation or becomes unable to pay its debts as they fall due, or (b) the Client is in breach of one of its obligations which cannot be put right, or (c) its conduct, or that of someone at the Center with its permission or invitation, is incompatible with ordinary office use which shall be determined at the Provider's sole discretion and (i) such conduct is repeated despite the Client having been given a warning or (ii) such conduct is material enough (in the Provider's opinion) to warrant immediate termination. If the Provider puts an end to this Agreement for any of these reasons it does not put an end to any outstanding obligations, including the payment of any additional services used, requested or required under the agreement as well as the monthly fee for the remainder of the period for which this Agreement would have lasted if the Provider had not ended it. 2.5 If the Center is no longer available: In the event that the Provider is no longer able to provide the services at the designated Center stated in this Agreement then this agreement will end and the Client will only have to pay monthly fees up to the date it ends and for the additional services the Client has used. The Provider will try to find suitable alternative for the Client at another Provider Center. 2.6 Employees: While this Agreement is in force and for a period of six months after it ends, neither the Provider nor the Client may knowingly solicit or offer employment to any of the other's staff employed in the designated Center. This obligation applies to any employee employed at the designated Center up to that employee's termination of employment, and for three months thereafter. It is stipulated that the breaching party shall pay the non-breaching party the equivalent of six months' salary for any employee concerned. Nothing in this clause shall prevent either the Provider or the Client from employing an individual who responds in good faith and independently to an advertisement which is made to the public at large. 2.8 Notices: All formal notices must be in writing, which may include email, to the address first written on the front page of the Agreement. It is the Client's responsibility to keep their address of record up to date with the designated Center at all times. 2.9 Confidentiality: The terms of this Agreement are confidential. Neither the Provider nor the Client may disclose them without the other's consent unless required to do so by law or an official authority. This obligation continues for a period of 3 years after this Agreement ends. 2.10 Applicable law: This agreement is interpreted and enforced in accordance with the law of the place where the relevant Center is located. All dispute resolution proceedings will be conducted in the country, state or province where the Center is located. If any provision of these terms and conditions is held void or unenforceable under the applicable law, the other provisions shall remain in force. In the case of Japan all agreements will be interpreted and enforced by the Tokyo District Court, and in the case of France, any dispute regarding this agreement will be settled by the relevant courts of the Paris jurisdiction. 3. Compliance 3.1 Compliance with the law: The Client must comply with all relevant laws and regulations in the conduct of its business. The Client must do nothing illegal in connection with its use of the Business Center. The Client must not do anything that may interfere with the use of the Center by the Provider or by others, (including but not limited to political campaigning or immoral activity), cause any nuisance or annoyance, increase the insurance premiums the Provider has to pay, or cause loss or damage to the Provider (including damage to reputation) or to the owner of any interest in the building which contains the Center the Client is using. Both the Client and the Provider shall comply at all times with all relevant anti-bribery and anti-corruption laws. The Provider confirms that in providing the services it has not employed or used any labour in contravention of the requirements of any anti-slavery laws. 3.2 If the Provider has been advised by any government authority or other legislative body that it has reasonable suspicion that the Client is conducting criminal activities from the Center then the Provider shall be entitled to terminate this agreement with immediate effect 3.3 The Client acknowledges that (a) the terms of this clause are a material inducement in the Provider's execution of this agreement and (b) any violation by the Client of this clause shall constitute a material default by the Client hereunder, entitling the Provider to terminate this agreement, without further notice or procedure. 3.4 The Provider may collect and process personal data from and of the Client to administer contractual relationship, ensure compliance with applicable laws and regulations, and enable the Provider to provide its services and to manage its business. The Client acknowledges and accepts that such personal data may be transferred or made accessible to all entities of the Provider's group, wherever located, for the purposes of providing the services herein. 4. Use 4.1 The Client must not carry on a business that competes with the Provider's business of providing serviced office accommodations, virtual offices or its ancillary services. 4.2 The Client's name and address: The Client may only carry on that business in its name or some other name that the Provider previously agrees. 4.3 Use of the Center Address: The Client may use the designated Center address as its business address. The Client is not permitted to use the address of the designated Center as their registered office address unless permitted by law and by the Provider and (if relevant) by local compliance rules. Any other uses are prohibited without the Provider's prior written consent. 5. The Provider's Liability To the maximum extent permitted by applicable law, the Provider will not be liable for any loss sustained as a result of the Provider's failure to provide a service as a result of any mechanical breakdown, strike, or termination of THE PROVIDER'S interest in the building containing the Center. THE CLIENT EXPRESSLY AND SPECIFICALLY AGREES TO WAIVE, AND AGREES NOT TO MAKE, ANY CLAIM FOR DAMAGES, DIRECT, INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL, INCLUDING, BUT NOT LIMITED TO, LOST BUSINESS, REVENUE, PROFITS OR DATA, FOR ANY REASON WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY FAILURE TO FURNISH ANY SERVICE PROVIDED HEREUNDER, ANY ERROR OR OMISSION WITH RESPECT THERETO, FROM FAILURE OF ANY AND ALL COURIER SERVICE TO DELIVER ON TIME OR OTHERWISE DELIVER ANY ITEMS (MAIL, PACKAGES, ETC.), OR ANY INTERRUPTION OF SERVICES. 6. Fees 6.1 Taxes and duty charges: The Client agrees to pay promptly (i) all sales, use, excise and any other taxes and license fees which the Client is required to pay to any governmental authority (and, at the Provider's request, will provide to the Provider evidence of such payment) and (ii) any taxes paid by the Provider to any governmental authority that are attributable to the accommodation, where applicable, including, without limitation, any gross receipts, rent and occupancy

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taxes, tangible personal property taxes, stamp tax or other documentary taxes and fees. 6.2 Service Retainer/Deposit: The Client will be required to pay a service retainer/deposit equivalent to two months of the monthly fee (plus VAT/Tax where applicable) upon entering into this Agreement unless a greater amount is specified on the front of this agreement. This will be held by the Provider without generating interest as security for performance of all the Client's obligations under this Agreement. The service retainer/deposit or any balance will be returned to the Client when the Client has settled its account which includes deducting outstanding fees and other costs due to the Provider. The Provider may require the Client to pay an increased retainer/deposit if outstanding fees exceed the service retainer/deposit held and/or the Client frequently fail to pay the Provider's fees when due. 6.3 Registration Fee: The Client will be charged a one-time registration fee. This fee is listed in the House Rules. 6.4 Payment: the Provider is continually striving to reduce its environmental impact and supports its clients in doing the same. Therefore the Provider will send all invoices electronically (where allowed by law) and the Client will make payments via an automated method such as Direct Debit or Credit Card, wherever local banking systems permit unless another form of payment is offered to the Client as a qualified and current key account. All amounts payable by the Client under this agreement may be assigned to other members of the Provider's group. 6.5 Late payment: If the Client does not pay fees when due, a fee will be charged on all overdue balances. This fee will differ by country and is listed in the House Rules. If the Client disputes any part of an invoice the Client must pay the amount not in dispute by the due date or be subject to late fees. The Provider also reserves the right to withhold services (including for the avoidance of doubt, denying the Client access to its accommodation, where applicable) while there are any outstanding fees and/or interest or the Client is in breach of this Agreement. 6.6 Insufficient Funds: The Client will pay a fee for any returned check or any other declined payments due to insufficient funds. This fee will differ by country and is listed in the House Rules. 6.7 If this agreement is for a term of more than 12 months, the Provider will increase the monthly office fee on each anniversary of the start date. This increase will be by the local Consumer Price Index or such other broadly equivalent index where a consumer price index is not available locally. If there is a negative index rate, prices will not be decreased. Renewals are calculated separately from annual indexation increases. Month to Month agreements will use the above stated index or the current month to month virtual office price, whichever is the greater. 6.8 Standard services: The monthly fee and any recurring services requested by the Client are payable monthly in advance. Unless otherwise agreed in writing, these recurring services will be provided by the Provider at the specified rates for the duration of this Agreement (including any renewal). Specific due dates will differ by country and are listed in the House Rules. Where a daily rate applies, the charge for any such month will be 30 times the daily fee. For a period of less than a month the fee will be applied on a daily basis. 6.9 Pay-as-you-use and Additional Variable Services: Fees for pay-as-you- use services, plus applicable taxes, in accordance with the Provider's published rates which may change from time to time, are invoiced in arrears and payable the month following the calendar month in which the additional services were provided. Specific due dates will differ by country and are listed in the House Rules. 6.10 Discounts, Promotions and Offers: If the Client benefited from a special discount, promotion or offer, the Provider may discontinue that discount, promotion or offer without notice if the Client materially breaches these terms and conditions. terms & Conditions — January 2017 —

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